                                                                      EXHIBIT 21
                           RHONE-POULENC RORER INC.
                                 SUBSIDIARIES



  Agrico Limited (U.K.)
  American Lecithin, Inc.
  Approved Prescription Services Limited (U.K.)
  APS Health Ltd. (U.K.)
  Armour Laboratoires (France)
  Armour Pharma GmbH (Germany)
  Armour Pharmaceutica LTDA (Brazil)
  Armour Pharmaceutical Co. (De)
  Armour Pharmaceutical Company Ltd. (U.K.)
  Armour Pharmaceutical Holdings Limited (U.K.)
  Armour Pharmaceutical Products Inc.(De)
  Barcroft Company (De)
  Bellon (France)
  Berk Pharma A/S (Denmark)
  Berk Pharmaceuticals Limited (U.K.)
  Biovital Laboratoires (France)
  Biovital Vertriebs, GmbH (Germany)
  Bottu (France)
  BRG Partnership (De)
  Co-Frusamil Limited (U.K.)
  Dermik II (De)
  Dermik Labs, Inc. (De)
  DeRoc Partnership (De)
  Dicoss A.G. (Switzerland)
  Dipharm A.G. (Switzerland)
  Dr. Schieffer Arznei GmbH (Germany)
  Dr. Schieffer Arzneimittel A.G. (Switzerland)
  Dr. Schieffer International Arzneimittel GmbH (Germany)
  Inmobiliaria RPR, S.A. de C.V. (Mexico)
  May & Baker Limited (U.K.)
  May & Baker Limited U.K. (U.K.)
  May & Baker Pharma Inc. (Canada)
  May & Baker Pharmaceuticals Limited (U.K.)
  Natrapharm (Ireland) LTD
  Nattermann & CIE GmbH (Germany)
  Nattermann de Mexico (Mexico)
  Nattermann Espana S.A. (Spain)
  Nattermann International GmbH (Germany)
  Performances Chimiques (France)
  Pharmatec Limited (U.K.)
  Pharmindustrie S.A. (France)
  Piraud A.G. (Switzerland)
  Plasma Alliance Inc. (De)
  R-PR BRG Group Inc. (De)
  R-PR IPL Group Inc. (De)
  Rhodiapharm Inc. (Canada)
  Rhone-Poulenc Bangladesh Ltd. (Bangladesh)
  Rhone-Poulenc Indonesia Pharma (Indonesia)
  Rhone-Poulenc Labo (France)
  Rhone-Poulenc Pharma (Cameroon)
  Rhone-Poulenc Pharma AB (Sweden)
  Rhone-Poulenc Pharma AG (Switzerland)
  Rhone-Poulenc Pharma Cologne GmbH (Germany)
  Rhone-Poulenc Rorer (El Salvador) S.A. DE C.V. (El Salvador)
  Rhone-Poulenc Rorer (Morocco)

                                                                      EXHIBIT 21


                           RHONE-POULENC RORER INC.
                                 SUBSIDIARIES



  Rhone-Poulenc Rorer A.G. (Switzerland)
  Rhone-Poulenc Rorer Aebe (Greece)
  Rhone-Poulenc Rorer AS (Denmark)
  Rhone-Poulenc Rorer Australia Pty. Ltd. (Australia)
  Rhone-Poulenc Rorer B.V. (Netherlands)
  Rhone-Poulenc Rorer Belgium (Belgium)
  Rhone-Poulenc Rorer Biologie (France)
  Rhone-Poulenc Rorer Canada Inc. (Canada)
  Rhone-Poulenc Rorer Caribbean Inc. (Puerto Rico)
  Rhone-Poulenc Rorer De Centro America (Guatemala) S.A. (Guatemala) Rhone-Poulenc Rorer de Venezuela, S.A.
  Rhone-Poulenc Rorer Doma (France)
  Rhone-Poulenc Rorer Export LTD (UK)
  Rhone-Poulenc Rorer GmbH (Germany)
  Rhone-Poulenc Rorer Graham J.V.
  Rhone-Poulenc Rorer Holdings LTD (U.K.)
  Rhone-Poulenc Rorer Holdings Ltd. (Ireland)
  Rhone-Poulenc Rorer Inc. (Pa)
  Rhone-Poulenc Rorer Ingenierie (France)
  Rhone-Poulenc Rorer International Holdings Inc. (De)
  Rhone-Poulenc Rorer Ireland Ltd. (Ireland)
  Rhone-Poulenc Rorer Japan, Inc. (Japan)
  Rhone-Poulenc Rorer Korea (Korea)
  Rhone-Poulenc Rorer Multiservices (France)
  Rhone-Poulenc Rorer New Zealand Ltd. (New Zealand)
  Rhone-Poulenc Rorer Pakistan (PVT) Ltd. (Pakistan)
  Rhone-Poulenc Rorer Panama S.A. (Panama)
  Rhone-Poulenc Rorer Participations (France)
  Rhone-Poulenc Rorer Pharm Products (De)
  Rhone-Poulenc Rorer Pharma Specialties (France)
  Rhone-Poulenc Rorer Pharma Z.O.O. (Poland)
  Rhone-Poulenc Rorer Pharmaceutical Limited (Ireland)
  Rhone-Poulenc Rorer Pharmaceuticals Inc. (De)
  Rhone-Poulenc Rorer Pharmaservices (France)
  Rhone-Poulenc Rorer Philippines Inc. (Philippines)
  Rhone-Poulenc Rorer Portugal
  Rhone-Poulenc Rorer Portugal
  Rhone-Poulenc Rorer Principes Actifs (France)
  Rhone-Poulenc Rorer Propharm (France)
  Rhone-Poulenc Rorer R&D (France)
  Rhone-Poulenc Rorer S.A. (Argentina)
  Rhone-Poulenc Rorer S.A. (Chile)
  Rhone-Poulenc Rorer S.A. (France)
  Rhone-Poulenc Rorer S.A. (Pty.) Ltd. (South Africa)
  Rhone-Poulenc Rorer S.A. (Spain)
  Rhone-Poulenc Rorer S.A. De C.V. (Mexico)
  Rhone-Poulenc Rorer S.A.(Uruguay)
  Rhone-Poulenc Rorer S.p.A. (Italy)
  Rhone-Poulenc Rorer Thailand
  Rhone-Poulenc Rorer Z.O.O. (Poland)
  Rorer (U.K.) Limited
  Rorer A.G. (Switzerland)
  Rorer De Equador S.A. (Equador)
  Rorer Finanziaria S.p.A. (Italy)
  Rorer Ges.m.b.h. (Austria)
  Rorer GmbH (Germany)

                                                                      EXHIBIT 21


                           RHONE-POULENC RORER INC.
                                 SUBSIDIARIES

  Rorer Health Care Holdings Limited (U.K.)
  Rorer Health Care Limited (U.K.)
  Rorer Health Care Staff Pension Trustee Co. Limited (U.K.)
  Rorer Health Care Staff Pensions Limited (U.K.)
  Rorer Holdings B.V. (Netherlands)
  Rorer International Corporation (Pa)
  Rorer International Ltd. (Hong Kong)
  Rorer Pharmaceutical Pte. Ltd. (Singapore)
  Rorer Pharmaceuticals Limited (U.K.)
  Rorer S.A. (Colombia)
  Rorer S.A. Zug (Switzerland)
  RPC Inc. (De)
  S.I.P.O.A. (Senegal)
  Sedapharm (France)
  Sopar Pharma (Belgium)
  SPCA - Barcroft E.U.R.L. (France)
  Specia (France)
  Theraplix (France)
  U.S. Ethicals Inc. (N.Y.)
  Wampole Inc. (Canada)
  Whitney Bay Insurance LTD. (Bermuda)